Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-282003 on Form S-3, Registration Statement No. 333-288609 on Form S-4, and Registration Statement Nos. 333-238628 and 333-255878, on Form S-8 of our reports dated February 19, 2026, relating to the financial statements of Bunge Global SA and the effectiveness of Bunge Global SA’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

St. Louis, Missouri
February 19, 2026